KENNEDY WILSON

VINTAGE

Q1 2026

Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2026

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

KENNEDY WILSON REPORTS FIRST QUARTER 2026 RESULTS
Beverly Hills, California (May 6, 2026) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $36 billion in AUM across its real estate equity and debt investment portfolio, today reported results for Q1-2026:
Financial Results

(Amounts in millions, except per share data)	Q1
GAAP Results	2026	2025
GAAP Net Income (Loss) to Common Shareholders[1]	$13.7	($40.8)
Per Diluted Share	0.10	(0.30)

(Amounts in millions)	Q1
Non-GAAP Results	2026	2025
Adjusted EBITDA	$141.8	$98.2
Adjusted Net Income (Loss)	50.5	(0.7)

Adjusted EBITDA - Key Components (at KW share)
Baseline EBITDA: Property NOI, loan income, and inv. mgt fees (net of compensation and general and administrative expenses)	$94.1	$108.3
Gain (loss), net on sale and consolidation of real estate	6.7	(1.9)
Change in the fair value of the Co-Investment portfolio and Carried interests	45.3	3.1
Other	(4.3)	(11.3)
Adjusted EBITDA	$141.8	$98.2
1Includes non-cash charges totaling $8 million of income for Q1-26 and charges of $37 million for Q1-25, which primarily include depreciation and amortization and fair value changes.
Portfolio & Operations Update
•Investment Management Platform: Investment Management fees totaled $28 million, an increase of 11% from Q1-25, driven by higher levels of Fee-Bearing Capital and fees earned from recapitalization activity.
•Baseline EBITDA Totals $94 million: Baseline EBITDA totaled $94 million in Q1-26 (vs. $108 million in Q1-25), driven by higher levels of investment management fees, offset by lower property NOI due to asset sales and recapitalizations completed since Q1-25.
•Fair Value Gains in Co-Investment Portfolio Total $45 million: Primarily driven by our Global rental housing portfolio.
•Estimated Annual NOI of $425 million and Fee-Bearing Capital to $11.2 billion:

	Est. Annual NOI to KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q4-25	$431	$11.0
Transaction activity, net[1]	(8)	0.2
Operations	4	—
FX and other	(2)	—
Total as of Q1-26	$425	$11.2

1 Includes real estate acquisitions, dispositions, loan fundings and loan repayments completed during Q1-26. The Company also completed $251 million in loan originations during Q1-26, which will primarily be funded in future quarters.

•Multifamily Same Property Performance(1) :

	Q1 - 2026 vs. Q1 - 2025
	Occupancy	Revenue	Expenses	NOI (Net Effective)
Multifamily - Market Rate	(0.4)%	0.5%	1.2%	0.2%
Multifamily - Affordable	(0.1)%	4.4%	(2.4)%	8.2%
Total	(0.3)%	1.5%	0.3%	2.0%
(1) Excludes minority-held investments and assets undergoing development or lease-up.
Investment Management and Portfolio Update
•The Company Deploys or Commits $333 million in Q1-26 (KW share 9%):
◦Debt Investment Platform Totals $10.5 billion in Q1-26: The Debt Investment Platform is comprised of $5.1 billion in outstanding loans and $5.3 billion in future funding commitments. KW's share in this platform is 3%.
▪Originations Total $251 million: Completed $251 million in new construction loan originations in Q1-26 across three market-rate multifamily and student housing developments.
▪Fundings and Repayments:
•Completed $589 million in additional fundings on existing loans in Q1-26. KW has an average ownership of 3% in these loans.
•The Company successfully collected $268 million in repayments in Q1-26. KW's share of the repayments was 5%.
◦U.S. Multifamily Platforms Complete $83 million in Acquisitions:
▪Completed the final tranche of properties related to the acquisition of Toll Brothers’ Apartment Living Platform, totaling 4 completed assets and 1 development asset for $68 million. KW has a 15% weighted-average ownership interest in these acquisitions.
▪Acquired a wholly-owned multifamily development site in the Northeast U.S. for $15 million. The Company plans to pursue a partner-led recapitalization for the investment.
•$90 million of Cash Generated from Dispositions in Q1-26:
◦Consolidated Portfolio:
▪Sold a UK office property for $103 million, which generated $42 million of cash to KW.
◦Co-Investment Portfolio:
▪The Company sold two multifamily properties in the Pacific Northwest, two office properties in Northern California, one industrial property in the Mountain West, and certain real estate from its non-core residential holdings for a combined total $308 million, of which KW's share was $121 million, generating $48 million of cash to KW.

•$585 million of Recapitalizations Completed in Q1-26:
◦Recapitalized two multifamily assets, recently acquired from Toll Brothers, with new partners at a total value of $268 million, of which KW's share was 20%. The recapitalizations resulted in $3 million of fees to KW.
◦Acquired our partner's 50% interest in an Irish office asset for $24 million, resulting in a $16 million remeasurement gain.

Balance Sheet and Liquidity
•Cash and Line of Credit: As of March 31, 2026, Kennedy Wilson had a total of $185 million(1) in cash and cash equivalents and $368 million drawn on its $550 million revolving credit facility. Subsequent to March 31, 2026, the Company drew $35 million on its revolving credit facility.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average effective interest rate of 4.9% and a weighted average maturity of 4.3 years as of March 31, 2026. Approximately 89% of the Company's debt is either fixed (71%) or hedged with interest rate derivatives (18%).
•Interest Rate Hedging Update: The Company hedges its floating rate exposure through the use of interest rate caps and swaps. The Company received $2 million of cash from interest rate derivatives in Q1-26, which is not reflected as an offset to interest expense.

Transaction Update
The Company continues to progress towards closing of the previously announced merger transaction (the “Merger”). The Company recently announced that the special shareholders meeting with respect to the Merger and related matters is scheduled for June 10, 2026. In connection with the Merger, the Company currently anticipates repaying or offering to repay all of its outstanding senior unsecured notes, including, without limitation, pursuant to a redemption and/or a fundamental change offer under the terms of the governing documents with respect to its senior notes due 2029, 2030 and 2031. There can be no assurance that the Company will complete such transactions on the described terms or on the anticipated timing.

Footnotes
(1) Represents consolidated cash and includes $81 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. The Company's share of cash, including unconsolidated joint ventures, totals $299 million.

Conference Call
Due to the pending merger transaction, the Company will not be hosting a first quarter 2026 earnings conference call and webcast. For further detail and discussion of our financial performance please refer to our quarterly report on Form 10-Q for the quarter ended March 31, 2026.

About Kennedy Wilson
Kennedy Wilson (NYSE: KW) is a leading real estate investment company with $36 billion of assets under management in high growth markets across the United States, the UK and Ireland. Drawing on decades of experience, our relationship-oriented team excels at identifying opportunities and building value through market cycles, closing more than $65 billion in total transactions across the property spectrum since going public in 2009. Kennedy Wilson owns, operates, and builds real estate within our high-quality, core real estate portfolio and through our investment management platform, where we target opportunistic equity and debt investments alongside our partners. For further information, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$184.6	$184.5
Accounts receivable, net	36.6	38.8
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $993.5 and $991.3)	4,187.0	3,997.4
Unconsolidated investments (including $1,741.6 and $1,789.9 at fair value)	2,032.9	2,047.7
Loan purchases and originations, net	189.9	203.3
Other assets, net	216.4	150.8
Total assets	$6,847.4	$6,622.5

Liabilities
Accounts payable	$5.7	$10.0
Accrued expenses and other liabilities (including $212.6 and $222.5 of deferred tax liabilities)	501.8	531.6
Mortgage debt	2,630.8	2,437.7
KW unsecured debt	2,154.5	2,069.8
Total liabilities	5,292.8	5,049.1
Equity
Cumulative perpetual preferred stock	789.7	789.7
Common stock	—	—
Additional paid-in capital	1,717.6	1,724.8
Accumulated deficit	(597.3)	(594.3)
Accumulated other comprehensive loss	(392.5)	(385.1)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,517.5	1,535.1
Noncontrolling interests	37.1	38.3
Total equity	1,554.6	1,573.4
Total liabilities and equity	$6,847.4	$6,622.5

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue
Rental	$84.8	$97.3
Investment management fees	27.8	25.0
Loan	4.5	5.8
Other	0.1	0.2
Total revenue	117.2	128.3

Income from unconsolidated investments
Principal co-investments	58.2	19.6
Carried interests	0.3	(8.2)
Total income from unconsolidated investments	58.5	11.4

Gain (loss), net on sale and consolidation of real estate	5.5	(0.8)

Expenses
Rental	34.0	38.1
Compensation and related (including $4.6 and $6.3 of share-based compensation)	33.1	26.9
Carried interests compensation	—	(2.7)
General and administrative	10.4	10.4
Depreciation and amortization	32.2	34.1
Total expenses	109.7	106.8
Interest expense	(59.2)	(61.4)
Loss on early extinguishment of debt	(0.3)	—
Other income (loss)	1.0	(5.2)
Income (loss) before benefit from income taxes	13.0	(34.5)
Benefit from income taxes	11.5	4.9
Net income (loss)	24.5	(29.6)
Net loss (income) attributable to noncontrolling interests	0.1	(0.3)
Preferred dividends	(10.9)	(10.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$13.7	$(40.8)
Basic earnings (loss) per share
Earnings (loss) per share	$0.10	$(0.30)
Weighted average shares outstanding	138,597,380	137,745,032
Diluted earnings (loss) per share
Earnings (loss) per share	$0.10	$(0.30)
Weighted average shares outstanding	139,210,301	137,745,032
Dividends declared per common share	$0.12	$0.12

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended
	March 31,
	2026	2025
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$13.7	$(40.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	91.6	92.9
Loss on early extinguishment of debt	0.3	—
Depreciation and amortization	32.2	33.8
Benefit from income taxes	(11.5)	(4.9)
Preferred dividends	10.9	10.9
Share-based compensation	4.6	6.3
Adjusted EBITDA	$141.8	$98.2
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended
	March 31,
	2026	2025
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$13.7	$(40.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	32.2	33.8
Share-based compensation	4.6	6.3
Adjusted Net Income (Loss)	$50.5	$(0.7)

Weighted average shares outstanding for diluted	139,210,301	137,745,032
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net (loss) income before interest expense, loss (gain) on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, preferred dividends, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation expense for the Company, and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not remove all non-cash items or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management and property services fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, and performance fees included in unconsolidated investments. Our management uses Adjusted Fees to analyze our investment management and business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management and property services fees and makes the Company comparable to other real estate companies that provide investment management but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   "Adjusted Net Income" represents net income (loss) before depreciation and amortization, Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments, share-based compensation, and excluding net income attributable to noncontrolling interests, before depreciation and amortization. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Baseline EBITDA" is a non-GAAP measure representing net (loss) income less total income from unconsolidated investments, gain (loss) on sale of real estate, net, other income (loss) and non-controlling interest, plus share-based compensation, carried interest compensation, depreciation and amortization, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes, NOI from unconsolidated investments (at KW’s share) and fees eliminated in consolidation.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable. Capitalization ("Cap") rates discussed in this report only include data from income-producing properties. The Company calculates cap rates based on information that is supplied to it during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in the Company's financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future net operating income ("NOI"). Properties for which a cap rate is discussed may not continue to perform at that cap rate.
·  "Carried interests” refers to amounts that are allocated to the Company under Funds and the Co-Investment investments based on the cumulative performance of such venture and are subject to preferred return thresholds of the partners of such venture. In the case of Funds, carried interests represent an allocation relating to the performance of investment management services, whereas in the case of a Co-Investment, carried interests represent returns for the performance of the underlying investments in the Co-Investment investments structures subject to collaborative decision-making.
·  "Carried interests compensation” refers to any carried interests earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company, as approved by the compensation committee of the Company’s board of directors.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.3 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2026, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2026 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures, commingled funds, and debt platform that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Principal co-investments” consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental, hotel and loans and other revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which the Company provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. AUM is principally intended to reflect the extent of the Company's presence in the real estate market, not the basis for determining management fees. AUM consists of the total estimated fair value of the real estate properties, total loan commitments made through our debt investment platform, inclusive of both currently outstanding loan amounts and contractual future fundings, and other real estate-related assets either owned by third parties, wholly-owned by the Company or held by joint ventures and other entities in which its sponsored funds or investment vehicles and client accounts have invested. The estimated value of development properties is included at estimated completion cost. The accuracy of estimating fair value for investments cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets and may not be realized in a current sale or immediate settlement of the asset or liability (particularly given the ongoing macroeconomic conditions such as, but not limited to recent adverse developments affecting regional banks and other financial institutions, and ongoing military conflicts around the world and uncertainty with respect to fluctuating interest rates continue to fuel recessionary fears and create volatility in Kennedy Wilson's business results and operations). Recently, there has also been a lack of liquidity in the capital markets as well as limited transactions which has had an impact on the inputs associated with fair values. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including capitalization rates, discount rates, liquidity risks, and estimates of future cash flows could significantly affect the fair value measurement amounts. All valuations of real estate involve subjective judgments.

·    "Same property" refers to stabilized consolidated and unconsolidated properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. This analysis excludes properties that during the comparable periods (i) were acquired, (ii) were sold, (iii) are either under development or undergoing lease up or major repositioning as part of the Company’s asset management strategy, (iv) were investments in which the Company holds a minority ownership position, and (v) certain non-recurring income and expenses. The analysis only includes Office, Multifamily and Hotel properties, where applicable. To derive an appropriate measure of operating performance across the comparable periods, the Company removes the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods. Amounts are calculated using Kennedy Wilson’s ownership share in the Company’s consolidated and unconsolidated properties. Management evaluates the performance of the operating properties the Company owns and manages using a “same property” analysis because the population of properties in this analysis is consistent from period to period, which allows management and investors to analyze (i) the Company’s ongoing business operations and (ii) the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs. Same property metrics are widely recognized measures in the real estate industry, however, other publicly-traded real estate companies may not calculate and report same property results in the same manner as the Company. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures and Reconciliations” for a reconciliation of “same property” results to the most comparable measure reported under GAAP.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Investor Relations	Corporate Headquarters
Daven Bhavsar, CFA	151 S. El Camino Drive
(310) 887-3431	Beverly Hills, CA 90212
dbhavsar@kennedywilson.com	www.kennedywilson.com

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	March 31, 2026	December 31, 2025
Market Data
Common stock price per share	$10.82	$9.67
Common stock shares outstanding	139,303,275	137,908,004
Equity Market Capitalization	$1,507.3	$1,333.6

Cumulative Perpetual Preferred Stock(1)	$800.0	$800.0

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt	5,311.6	5,275.0
Senior notes payable	1,800.0	1,800.0
Credit Facility ($550 million capacity)	368.3	284.7
Total Kennedy Wilson's share of debt	7,479.9	7,359.7
Total Capitalization	$9,787.2	$9,493.3
Less: Kennedy Wilson's share of cash	(299.4)	(297.7)
Total Enterprise Value	$9,487.8	$9,195.6
(1) Includes the following:
a) $300 million Series A convertible perpetual preferred stock, which has a current conversion price of $24.80 per share. The Series A preferred stock is callable by Kennedy Wilson on and after October 15, 2025
b) $300 million Series B perpetual preferred stock, which was issued along with warrants with a current conversion price of $23.00 per share. The Series B preferred stock is callable by Kennedy Wilson at any time.
c) $200 million Series C perpetual preferred stock, which was issued along with warrants with a current conversion price of $16.21 per share. The Series C preferred stock is callable by Kennedy Wilson at any time.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of March 31, 2026
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of March 31, 2026.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	41,566 units	94.0%	$274.9	20
2a	EU Office	1.7 million consolidated square feet 0.4 million co-investment square feet	94.3%	78.4	21
2b	U.S. Office	0.7 million consolidated square feet 3.3 million co-investment square feet	84.6%	26.6
3	Industrial	10.9 million co-investment square feet	98.4%	18.5	22
4	Loan Investments	124 loan investments KW Loan balance of $198.3 million	N/A	15.0	23
5	Retail	1.9 million square feet	81.8%	11.6	24
	Total Estimated Annual NOI			$425.0

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(3)(4)	Est. Annual NOI at stabilization: $60-$63 million	37.0%	$1,192.0	25
7	Development Projects(3)(4)	Est. Annual NOI at stabilization: $13 million	N/A	467.0	26
8	Residential and other(3)	36 investments	N/A	400.1	24
	Total KW Gross Asset Value			$2,059.1

Investment Management			Fee-Bearing Capital	Total
9	Investment Management Fees	Asset management and transaction fees (T-12)(5)	$11,200	$118.5	30
10	Carried Interest Receivable, net	Accrued carried interests receivable, net		$19.1

Net Debt, Perpetual Preferred Stock, and KW Share Count				Total
11	Consolidated Debt (KW Share)	Secured and Unsecured Debt		$4,772.3
12	Unconsolidated Debt (KW Share)	Non-recourse Secured Debt		2,707.6
13	KW Share of Cash(6)	Cash		(299.4)
	Total Net Debt			$7,180.5	28

14	Cumulative Perpetual Preferred Stock(7)			$800.0

	Total Common stock outstanding			139,303,275	15
(1) Based on weighted average ownership figures held by KW.
(2) Includes 11,240 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $391.6 million as of March 31, 2026.
(3) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of March 31, 2026. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV - share of debt)
Lease-up	$1,192.0	$550.7	$641.3
Development	467.0	175.2	291.8
Residential and other	400.1	66.8	333.3
Total	$2,059.1	$792.7	$1,266.4
(4) Includes $176 million of gross asset value related to development that the Company owns through its investment Vintage Housing Holdings as of March 31, 2026.
(5) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(6) Includes $81.2 million of restricted cash, which is included in cash and cash equivalents, that primarily relates to lender reserves associated with consolidated mortgages that we hold on properties and reserves held on behalf of the borrowers under our construction loans.
(7) $800 million of preferred stock would represent 37,478,315 shares of outstanding common stock, if converted. Please see page 16 for more information.

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of March 31, 2026
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of March 31, 2026, of which 52% is derived from consolidated assets.

	Pacific Northwest	Southern California	Northern California	Mountain West	Other U.S.	U.K.	Ireland	Other Europe	Total
Multifamily - Market Rate	$38.9	$20.0	$9.7	$92.2	$6.5	$—	$48.9	$—	$216.2
Multifamily - Affordable	35.0	6.6	4.2	12.9	—	—	—	—	58.7
Office	2.2	15.8	6.7	1.9	—	46.6	28.7	3.1	105.0
Industrial	0.2	—	2.0	1.3	—	13.3	1.4	0.3	18.5
Retail	—	0.7	—	—	—	5.0	5.9	—	11.6
Loans	0.5	3.9	2.0	2.1	6.1	0.4	—	—	15.0
Total Estimated Annual NOI	$76.8	$47.0	$24.6	$110.4	$12.6	$65.3	$84.9	$3.4	$425.0

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of March 31, 2026
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
						KW Share of Estimated Annual NOI
KW Segment	Description	Balance Sheet Classification	MF Units	Comm. RSF	Loans	MF	Office	Industrial	Retail	Loans	Total	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	KW Own. %(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	7,862	3.4	—	$122.5	$85.9	$—	$10.8	$—	219.2	$—	$4,141.4	97%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	17,460	0.5	—	128.2	12.8	—	0.4	—	141.4	1.0	2,668.8	48%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	16,244	15.0	124	24.2	6.4	18.4	0.4	15.0	64.4	10.2	1,027.8	8%
Co-investment Portfolio			33,704	15.5	124	$152.4	$19.2	$18.4	$0.8	$15.0	$205.8	$11.2	$3,696.6	19%

Total Stabilized Portfolio			41,566	18.9	124	$274.9	$105.1	$18.4	$11.6	$15.0	$425.0	$11.2	$7,838.0	33%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-carried interest basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of March 31, 2026
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	VHH Affordable Units (5)	Total # of Units	Market-Rate Occupancy (Asset Level)	Market-Rate Occupancy (KW Share)	VHH Affordable Occupancy	Total Occupancy (KW Share)	Market Rate Avg. Rent(1)(2)(3)	Estimated Annual NOI(4)
Mountain West	53	5,564	5,768	2,918	14,250	93.6%	94.1%	91.0%	93.6%	$1,620	$105.1
Pacific Northwest	58	1,280	5,078	6,772	13,130	92.8	93.2	94.1	93.7	2,191	73.9
Southern California	11	696	1,911	874	3,481	93.3	95.4	95.4	95.4	2,740	26.6
Northern California	11	322	2,665	676	3,663	91.4	90.4	97.3	92.8	2,377	13.9
Other U.S.	11	—	3,536	—	3,536	85.7	90.9	—	90.9	3,704	6.5
Total U.S.	144	7,862	18,958	11,240	38,060	92.1%	93.7%	93.6%	93.7%	$1,911	$226.0
Ireland(4)	13	—	3,506	—	3,506	97.5	97.5	—	97.5	2,960	48.9
Total Stabilized	157	7,862	22,464	11,240	41,566	92.7%	94.2%	93.6%	94.0%	$2,059	$274.9

Lease-up Assets	2	—	—	480	480	See Page 25 for more information
Development Projects	15	—	2,034	1,475	3,509	See Page 26 for more information
Total	17	—	2,034	1,955	3,989

Total Multifamily	174	7,862	24,498	13,195	45,555
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $1,570 per month, including $1,405, $1,590, $1,936, and $1,607 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 304 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.
(5) The Company has a 45% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of March 31, 2026
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Office	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Estimated Annual NOI
Pacific Northwest	2	—	0.4	0.4	94.4%	97.0%	$31.6	$2.2
Southern California(2)	6	0.5	0.9	1.4	78.2	86.0	51.2	15.8
Northern California	3	0.2	0.7	0.9	81.5	77.8	39.6	6.7
Mountain West	5	—	1.3	1.3	87.7	87.9	21.4	1.9
Total Western U.S.	16	0.7	3.3	4.0	83.7%	84.6%	$43.5	$26.6
United Kingdom(3)	5	1.0	—	1.0	94.3	94.3	53.8	46.6
Ireland(3)(4)	6	0.4	0.4	0.8	93.8	91.9	49.8	28.7
Italy(3)	3	0.3	—	0.3	100.0	100.0	13.2	3.1
Total Europe(3)	14	1.7	0.4	2.1	94.8%	94.3%	$46.2	$78.4

Total Stabilized	30	2.4	3.7	6.1	87.5%	90.7%	$45.3	$105.0

Lease-up Assets	13	1.4	1.9	3.3	See page 25 for more information
Development Projects	1	—	—	—	See page 26 for more information
Total	14	1.4	1.9	3.3

Total Office	44	3.8	5.6	9.4
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2026 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of March 31, 2026
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Co-Investment (Unconsolidated)
Industrial	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Estimated Annual NOI
Mountain West	3	0.9	99.0	99.0	$12.1	$1.3
Northern California	3	1.6	100.0	100.0	6.3	2.0
Pacific Northwest	1	0.2	83.1	83.1	9.7	0.2
Total Western U.S.	7	2.7	98.4%	98.7%	$7.9	$3.5
United Kingdom(2)	70	7.3	98.3	98.8	10.9	13.3
Ireland(2)	19	0.7	95.3	96.1	11.7	1.4
Spain(2)	3	0.2	88.9	88.9	6.5	0.3
Total Europe(2)	92	8.2	97.8%	98.2%	$10.8	$15.0

Total Stabilized	99	10.9	97.9%	98.4%	$10.1	$18.5

Lease-up Assets	14	1.7	See page 25 for more information
Development Projects	5	TBD	See page 26 for more information
Total	19	1.7

Total Industrial	118	12.6
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2026 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Loan Investment Portfolio
As of March 31, 2026
(Unaudited)

		KW Share
Loan Investment	# of Loans	Average Interest Rate	Loan Balance	Annual Interest Income
Southern California	21	6.8%	$57.3	$3.9
Northern California	13	7.5%	26.2	2.0
Mountain West	22	7.2%	29.3	2.1
Pacific Northwest	7	6.2%	8.8	0.5
Other U.S.	60	8.4%	72.7	6.1
Total U.S.	123	7.5%	$194.3	$14.6
United Kingdom(1)	1	9.0%	4.0	0.4
Total Loan Investment	124	7.6%	$198.3	$15.0
(1) Estimated foreign exchange rate is £1.00 = $1.32 USD related to Loan Balance and Annual Interest Income.

Loan Originations	Q1-26
# of Loan Originations	3
Gross Origination Commitment	$250.5
KW Share of Commitment (2.5%)	$6.3
KW Origination Fee	$2.5

Fundings and Repayments	Q1-26
	Investment Level	KW Share
Loan Fundings	$589.3	$15.4
Repayments	$268.3	$13.5

Kennedy-Wilson Holdings, Inc.
Other Investments
As of March 31, 2026
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Retail	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Estimated Annual NOI
Southern California	2	—	0.8	0.8	76.1	76.1	$74.2	$0.7
Total Western U.S.	2	—	0.8	0.8	76.1%	76.1%	$74.2	$0.7
United Kingdom(2)	3	0.8	0.1	0.9	89.1	83.1	15.2	5.0
Ireland(2)	1	0.2	—	0.2	77.9	77.9	51.4	5.9
Total Europe(2)	4	1.0	0.1	1.1	87.3%	81.9%	$23.6	$10.9

Total Stabilized	6	1.0	0.9	1.9	87.1%	81.8%	$24.1	$11.6

Lease-up Assets	3	—	0.6	0.6

Total Retail	9	1.0	1.5	2.5
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2026 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.

Hotel	# of Assets	Hotel Rooms
Hawaii (currently in lease-up)	1	150	See page 26 for more information
Total Hotel	1	150

Residential and Other	# of Investments	Total Acres	SFR Units Planned	KW Gross Asset Value
Southern California	2	527	—	$25.8
Other U.S.	7	542	—	230.0
Total U.S.	9	1,069	—	$255.8
UK Single Family Rental(1)(2)	22	—	1,965	34.5
Total Residential	31	1,069	1,965	$290.3

Other Investments	5	—	—	$109.8
Total Residential and Other	36	1,069	1,965	$400.1
(1) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.
(2) Total committed purchase price of $917 million. KW has a 10% ownership in its UK Single Family Rental Housing platform.

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of March 31, 2026
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2026-2027
Coopers Cross	Ireland(2)	Office	100%	1	396,000	22	$21.9	$—	$322.6
The Heights	United Kingdom(2)	Office	51%	1	356,000	64	8.7	—	72.8
90 East Buildings	Pacific Northwest	Office	100%	1	410,000	—	7.4	10.7	109.6
H3, H4, and H7 at Hamilton Landing(3)	Northern California	Office	100%	1	173,000	28	4.2	8.3	56.7
The Capitol Building	United Kingdom(2)	Office	51%	1	184,000	70	2.9	—	25.5
Scotscroft Building	United Kingdom(2)	Office	100%	1	57,000	—	2.2	1.0	25.1
Kona Village	Hawaii	Hotel	35%	1	—	N/A	$11-$14	—	260.9
	Total Lease-Up			7	1,576,000	31%	$58-$61	$20.0	$873.2
Note: The table above excludes minority-held investments, and three wholly-owned assets where the scope is still being explored, totaling KW Gross Asset Value of $287 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process net of existing tenant improvement reserves, as applicable, as of March 31, 2026. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.
(3)    Represents hangars 3, 4, and 7 within the Hamilton Landing office campus. The remainder of Hamilton Landing, totaling 0.2 million square feet, is included within the Company's stabilized portfolio.

Kennedy-Wilson Holdings, Inc.
Development Projects
As of March 31, 2026
(Unaudited)
(Dollars in millions)
Market Rate - Development Projects
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are at Kennedy Wilson's share.

					If Completed						Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	MF Units	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
Cloudveil	Mountain West	Multifamily	Under Construction	63%	2026	2026	288	3	46	6%	42	4
Oxbow Phase II	Mountain West	Multifamily	Under Construction	37%	2027	2027	132	1	15	6%	8	7
Bend	Pacific Northwest	Multifamily	In Planning	43%	TBD	TBD	TBD	TBD	TBD	TBD	22	TBD
							420	$4	$61	6%	$72	$11
Note: The table above excludes minority-held development projects and three development projects where the scope is still being explored (including future projects related to the Company's recently acquired multifamily development platform), totaling KW Gross Asset Value of $252 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of March 31, 2026. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Includes land costs.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Lease-up and Development Projects
As of March 31, 2026
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Lease-up and Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 45% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
Spanish Springs	Mountain West	Lease-up	n/a	2026	257	$0.5	$0.9	$0.2	62
Redfield	Mountain West	Lease-up	n/a	2026	223	1.7	0.9	—	61
Beacon Hill	Pacific Northwest	Under Construction	2026	2026	272	3.0	1.7	2.3	—
Lockwood	Southern California	Under Construction	2026	2026	376	0.5	2.3	0.5	—
Lake Stevens	Pacific Northwest	Under Construction	2026	2027	191	0.1	1.3	—	—
Folsom	Northern California	Under Construction	2026	2027	136	3.2	0.6	3.2	—
Kiley View	Mountain West	Under Construction	2027	2027	300	1.4	1.5	—	—
707 Broadway	Southern California	In Planning	2028	2029	200	10.5	1.7	9.8
					1,955	$20.9	$10.9	$16.0
Note: The Company owns $176 million of KW Gross Asset Value related to lease-up and development projects within its Vintage Housing Holdings platform.

(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of March 31, 2026
(Unaudited)
(Dollars in millions)

	Consolidated @ KW Share		Unconsolidated @ KW Share
Maturity (4)	Secured(1)	Unsecured(2)	Unconsolidated Secured	Vintage Housing		KW Share
2026	$689.8	$—	$271.9	$52.8	(5)	$1,014.5
2027	297.6	—	264.8	11.2		573.6
2028	399.5	368.3	200.8	19.3		987.9
2029	256.7	600.0	501.0	18.0		1,375.7
2030	262.7	600.0	448.7	27.3		1,338.7
2031	542.7	600.0	54.4	11.7		1,208.8
2032	77.2	—	92.9	6.5		176.6
2033	77.8	—	52.5	67.9		198.2
2034	—	—	7.9	49.2		57.1
2035	—	—	—	18.1		18.1
Thereafter	—	—	1.3	529.4		530.7
Total	$2,604.0	$2,168.3	$1,896.2	$811.4		$7,479.9

Cash	(109.1)	(73.1)	(64.1)	(53.1)		(299.4)
Net Debt	$2,494.9	$2,095.2	$1,832.1	$758.3		$7,180.5

Effective Interest Rate(3)	4.9%	4.9%	4.8%	4.9%		4.9%
Contractual Interest Rate	5.1%	4.9%	4.8%	4.9%		5.0%
Years to Maturity(4)	2.9	3.7	3.0	13.9		4.3

(1) Excludes $40.8 million of secured consolidated debt related to noncontrolling interests, $12.8 million of unamortized loan fees and unamortized net premium of $1.1 million, as of March 31, 2026.
(2) Excludes $15.9 million of unamortized loan fees and unamortized net discount of $2.1 million, as of March 31, 2026. $600.0 million maturing in 2028 relates to the Company's line of credit, which includes
€70 million drawn in Euros.
(3) Includes the effect of interest rate hedges and excludes prepaid loan costs.
(4) Reflects maturity dates (including extension options, available at the Company’s option and subject to certain conditions precedent).
(5) $22.5 million of Vintage Housing maturities in 2026 are expected to be paid off using tax credit equity.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of March 31, 2026
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt
	Fixed Rate Debt	Floating with Interest Hedges	Floating without Interest Hedges	Total KW Share of Debt
Secured Investment Level Debt	$3,493.0	$1,369.5	$449.1	$5,311.6
KW Unsecured Debt	1,800.0	—	368.3	2,168.3
Total	$5,293.0	$1,369.5	$817.4	$7,479.9
% of Total Debt	71%	18%	11%	100%
Effective Interest Rate	4.8%	4.7%	5.8%	4.9%
Contractual Interest Rate	4.8%	5.2%	5.8%	5.0%

	KW Share of Secured Investment Debt
	Multifamily	Office	Industrial	Retail	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$933.6	$48.0	$3.2	$3.2	$—	$—	$988.0	19%
Southern California	266.9	139.8	—	3.9	—	—	410.6	8%
Northern California	245.1	75.2	19.2	—	—	—	339.5	6%
Mountain West	1,408.0	12.5	11.8	—	—	—	1,432.3	26%
Other U.S.	62.1	—	2.7	—	137.4	51.7	253.9	5%
Total U.S.	$2,915.7	$275.5	$36.9	$7.1	$137.4	$51.7	$3,424.3	64%

United Kingdom	$—	$486.4	$226.1	$—	$—	$25.1	$737.6	14%
Ireland	602.5	478.0	16.3	50.7	—	—	1,147.5	22%
Other Europe	—	—	2.2	—	—	—	2.2	—%
Total Europe	$602.5	$964.4	$244.6	$50.7	$—	$25.1	$1,887.3	36%

Total	$3,518.2	$1,239.9	$281.5	$57.8	$137.4	$76.8	$5,311.6	100%
% of Total Debt	67%	23%	5%	1%	3%	1%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $36 billion in Real Estate AUM(1) as of March 31, 2026.

Adjusted Fees
	YTD
Fee Description	2026	2025
Investment Management — Base	$23.6	$15.7
Investment Management — Loan Origination/Acquisition/Disposition	3.2	9.4
Investment Management — Performance Allocations	1.1	—
Total - Investment Management — Base and Transaction	27.9	25.1

Carried Interests — Unrealized(2)	0.3	(8.2)

Property Services	0.1	0.2
Total Adjusted Fees(3)	$28.3	$17.1
(1) As defined in "Common Definitions" section of the earnings release.
(2) KW had accrued net carried interests receivable of $19.1 million as of March 31, 2026.
(3) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-held investments.

Three Months Ended March 31,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2026 vs. 2025	2026	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Market Rate Portfolio
Region:
Mountain West	6,876	94.5%	94.7%	(0.2)%	$30.8	$30.7	0.3%	$9.6	$9.5	0.9%	$21.2	$21.2	—%
Pacific Northwest	1,931	93.4	94.2	(0.9)%	11.4	11.3	1.1	3.9	3.8	2.3	7.5	7.5	0.5
Southern California	904	95.9	95.8	0.1%	7.0	6.8	3.5	2.6	2.6	(0.4)	4.4	4.2	5.9
Northern California	322	92.1	93.0	(1.0)	2.4	2.6	(8.6)	0.9	0.9	(3.1)	1.5	1.7	(11.4)
Western U.S.	10,033	94.3%	94.7%	(0.3)%	$51.6	$51.4	0.4%	$17.0	$16.8	0.8%	$34.6	$34.6	0.3%
Ireland	3,274	97.7	98.5	(0.8)	13.5	13.4	0.8	3.0	2.8	3.8	10.6	10.6	0.1
Market Rate Total	13,307	94.9%	95.3%	(0.4)%	$65.1	$64.8	0.5%	$20.0	$19.6	1.2%	$45.2	$45.2	0.2%

Affordable Portfolio
Region:
Pacific Northwest	6,562	93.8%	92.6%	1.2%	$13.0	$12.6	3.7%	$4.6	$4.7	(0.9)%	$8.4	$7.9	6.4%
Mountain West	2,713	91.0	93.7	(2.9)	4.4	4.2	6.3	1.4	1.6	(7.8)	3.0	2.6	14.7
Southern California	874	95.2	97.5	(2.4)	2.2	2.1	3.9	0.5	0.5	3.1	1.6	1.6	4.1
Northern California	676	97.2	97.0	0.2	1.5	1.4	6.6	0.4	0.4	(5.1)	1.0	0.9	12.2
Affordable Total	10,825	93.5%	93.6%	(0.1)%	$21.1	$20.3	4.4%	$6.9	$7.2	(2.4)%	$14.0	$13.0	8.2%

Total	24,132	94.4%	94.7%	(0.3)%	$86.2	$85.1	1.5%	$26.9	$26.8	0.3%	$59.2	$58.2	2.0%

Same Property Units	24,132
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/25	1,190
Minority-held units	16,244
Total Stabilized Units	41,566
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-held investments.

Three Months Ended March 31,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2026 vs. 2025	2026	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Region:
Western U.S.	0.8	82.4%	86.8%	(5.1)%	$7.0	$7.4	(4.8)%	$3.3	$3.3	(0.1)%	$3.7	$4.1	(8.6)%

United Kingdom	1.0	92.9	91.3	1.7	10.9	11.0	(0.5)	0.7	0.6	18.1	10.3	10.4	(1.5)
Ireland	0.8	91.6	95.8	(4.4)	6.8	7.0	(2.9)	0.2	0.2	9.9	6.6	6.8	(3.3)
Italy	0.3	100.0	100.0	—	0.9	0.9	0.5	0.1	0.1	14.3	0.8	0.8	(1.0)
Europe	2.1	93.5%	94.1%	(0.6)%	18.6	18.9	(1.3)%	1.0	0.9	15.7%	17.7	18.0	(2.2)%

Total	2.9	90.3%	92.0%	(1.8)%	$25.6	$26.3	(2.3)%	$4.3	$4.2	3.2%	$21.4	$22.1	(3.4)%

Total Same Property Square Feet			2.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/25 or occupied by KW			0.1
Minority-held office properties			3.1
Total Stabilized Square Feet			6.1

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-held investments.

Three Months Ended March 31,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2026 vs. 2025	2026	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Region:
Western U.S.	0.8	82.4%	86.8%	(5.1)%	7.4	7.3	1.2%	3.3	3.3	(0.1)%	4.0	4.0	0.2%
United Kingdom	1.0	92.9	91.3	1.7	9.0	10.7	(15.8)	0.7	0.6	18.1	8.3	10.1	(17.7)
Ireland	0.8	91.6	95.8	(4.4)	6.8	7.3	(6.4)	0.2	0.2	9.9	6.6	7.1	(6.9)
Italy	0.3	100.0	100.0	—	0.9	0.9	0.5	0.1	0.1	14.3	0.8	0.8	(1.0)
Europe	2.1	93.5%	94.1%	(0.6)%	16.7	18.9	(11.4)%	1.0	0.9	15.7%	15.7	18.0	(12.7)%

Total	2.9	90.3%	92.0%	(1.8)%	$24.1	$26.2	(7.9)%	$4.3	$4.2	3.2%	$19.7	$22.0	(10.4)%

Total Same Property Square Feet			2.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/24 or occupied by KW			0.1
Minority-held office properties			3.1
Total Stabilized Square Feet			6.1
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Real Estate Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three months ended March 31, 2026. For information on loan investment activity, please see page 23.

	100%		Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)(4)	KW Ownership(3)
Q1-26
U.S.	$82.8	5.1%	$24.9	5.1%	30.1%
Europe	—	—%	—	—%	—%
Total	$82.8	5.1%	$24.9	5.1%	30.1%

	100%		Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Real Estate Pro-Rata Sale Price	Cap Rate(2)(4)	KW Ownership(3)
Q1-26
U.S.	$308.3	5.2%	$120.7	5.0%	39.1%
Europe	103.1	7.8%	103.1	7.8%	100.0%
Total	$411.4	5.9%	$223.8	6.3%	54.4%

	100%		Kennedy Wilson's Share
Recapitalizations(5)	Real Estate Recapitalization Value	Cap Rate(1)	Real Estate Pro-Rata Real Estate Recapitalization Value	Cap Rate(2)(4)	KW Ownership(3)
Q1-26
U.S.	$267.5	4.9%	$54.2	4.9%	20.3%
Europe	317.9	—%	317.9	—%	100.0%
Total	$585.4	4.9%	$372.1	4.9%	63.6%

(1) For acquisitions and dispositions, the Cap Rate includes only income-producing market-rate properties. For Q1-26, there were $21.8 million of acquisitions, $11.6 million of dispositions, and $458.4 million of recapitalizations of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing market-rate properties at Kennedy Wilson's share. For Q1-26, there were $21.8 million acquisitions, $6.4 million of dispositions, and $353.1 million of recapitalizations of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted average basis based upon the aggregate purchase/sale price and recapitalization value of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition/recapitalization.
(4) As defined in the "Common Definitions" section of the earnings release.
(5) Recapitalizations represent transactions involving existing investments, including partner buyouts, ownership restructurings, and development capitalizations.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited, Dollars in millions)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	Consolidated	Co-Investment	Total	Consolidated	Co-Investment	Total

Segment Revenue
Rental	$84.8	$—	$84.8	$97.3	$—	$97.3
Hotel	—	—	—	—	—	—
Investment management fees	—	27.8	27.8	—	25.0	25.0
Loans and other	—	4.5	4.5	—	5.8	5.8
Total segment revenue	84.8	32.3	117.1	97.3	30.8	128.1

Income (loss) from unconsolidated investments
Principal co-investments	—	58.2	58.2	—	19.6	19.6
Carried interests	—	0.3	0.3	—	(8.2)	(8.2)
Company's share of Interest, Depreciation, and Taxes included in income from unconsolidated investments(1)	—	33.6	33.6	—	33.0	33.0
Income (loss) from unconsolidated investments	—	92.1	92.1	—	44.4	44.4

(Loss) gain on sale of real estate, net	5.5	—	5.5	(0.8)	—	(0.8)
Segment expenses
Rental	34.0	—	34.0	38.1	—	38.1
Hotel	—	—	—	—	—	—
Compensation and related	8.2	16.6	24.8	5.8	11.6	17.4
Carried interests compensation	—	—	—	—	(2.7)	(2.7)
General and administrative	3.2	5.6	8.8	3.3	5.2	8.5
Other loss (income)	(3.7)	0.2	(3.5)	0.4	0.6	1.0
Other segment items(1)	1.1	—	1.1	2.2	(0.1)	2.1
Total segment expenses	42.8	22.4	65.2	49.8	14.6	64.4

Segment Adjusted EBITDA	$47.5	$102.0	$149.5	$46.7	$60.6	$107.3

Reconciliation of Segment Adjusted EBITDA to Net Income (loss) attributable to Kennedy-Wilson Holdings, Inc. Common Shareholders
Other revenue			0.1			0.2
Compensation and related, corporate			(8.2)			(9.5)
General and administrative, corporate			(1.7)			(1.9)
Depreciation and amortization			(32.2)			(34.1)
Interest expense			(59.2)			(61.4)
Gain on early extinguishment of debt			(0.3)			—
Other income, corporate			(2.5)			(4.2)
Benefit from (provision for) income taxes			11.5			4.9
Company's share of Interest, Depreciation, and Taxes included in income from unconsolidated investments(1)			(33.6)			(33.0)
Income from unconsolidated investments excluded from Adjusted EBITDA			1.1			2.1
Net (loss) income			24.5			(29.6)
Net (income) loss attributable to noncontrolling interests			0.1			(0.3)
Preferred dividends			(10.9)			(10.9)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders			$13.7			$(40.8)
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	March 31, 2026		December 31, 2025
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(2.4)	$117.1	$(2.5)	$115.7
Accounts receivable, net	(0.1)	41.4	(0.3)	37.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(75.5)	4,573.3	(76.9)	4,759.0
Unconsolidated investments	—	(2,032.9)	—	(2,047.7)
Other assets, net	(2.1)	159.2	(2.3)	155.6
Loan purchases and originations, net	—	5.9	—	5.9
Total assets	$(80.1)	$2,864.0	$(82.0)	$3,026.0

Liabilities
Accounts payable	$(0.3)	$—	$(0.3)	$—
Accrued expenses and other liabilities	(2.0)	156.4	(2.7)	162.5
Mortgage debt	(40.7)	2,707.6	(40.7)	2,863.5
KW unsecured debt	—	—	—	—
Total liabilities	(43.0)	2,864.0	(43.7)	3,026.0
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(37.1)	—	(38.3)	—
Total equity	(37.1)	—	(38.3)	—
Total liabilities and equity	$(80.1)	$2,864.0	$(82.0)	$3,026.0
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $30.7 million and $10.7 million relating to noncontrolling interests and unconsolidated investments, and $30.2 million and $10.7 million relating to noncontrolling interests and unconsolidated investments, as of March 31, 2026 and December 31, 2025, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(2.1)	$73.3	$(4.0)	$74.2
Hotel	—	9.5	—	11.9
Sale of real estate	—	6.4	—	16.6
Investment management and property services fees	0.2	—	0.2	—
Total revenue	(1.9)	89.2	(3.8)	102.7

Total income from unconsolidated investments	—	(58.5)	—	(11.4)

Fair value (3)	—	45.0	—	8.6
Carried interests	—	0.3	—	(8.2)
Gain on sale of real estate, net	—	0.4	—	—

Expenses
Rental	(0.6)	23.5	(1.8)	24.2
Hotel	—	8.1	—	10.7
Cost of real estate sold	—	5.6	—	17.7
General and administrative	—	—	—	—
Depreciation and amortization	(0.8)	0.8	(1.1)	0.9
Total expenses	(1.4)	38.0	(2.9)	53.5
Interest expense	0.4	(32.7)	0.6	(32.1)
Other income (loss)	0.2	(5.7)	—	(6.1)
Loss before benefit from income taxes	0.1	—	(0.3)	—
Provision for income taxes	—	—	—	—
Net income	0.1	—	(0.3)	—
Net (loss) income attributable to noncontrolling interests	(0.1)	—	0.3	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$84.8
Rental (Expenses)	(34.0)
Loans and other	4.5
Consolidated NOI	$55.3
Adjustments:
Non-controlling interest	(1.5)
NOI from Unconsolidated investments (KW Share)	51.2
Property-Level NOI - Q1-26 (KW Share)	$105.0

Adjustments
Assets acquired and disposed (net)	(0.8)
Lease-up and development portfolio	(2.1)
Assets owned and occupied by Kennedy Wilson	1.3
Amortization of above/below market leases (net)	(0.1)
Straight-line and free rent (net)	2.6
Non-recurring income/expense, FX, and other	0.3
Q1-26 Estimated NOI	$106.2
Estimated Annual NOI - March 31, 2026	$425.0

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended,
	March 31,
	2026	2025
Interest expense (Kennedy Wilson's Share)
Interest expense	$59.2	$61.4
Interest expense (attributable to noncontrolling interests)	(0.4)	(0.6)
Kennedy Wilson's share of interest expense included in unconsolidated investments	32.8	32.1
Interest expense - (Kennedy Wilson's Share)	$91.6	$92.9

Loss on early extinguishment of debt (Kennedy Wilson's Share)
Loss on early extinguishment of debt	$0.3	$—
Loss on early extinguishment of debt (Kennedy Wilson's Share)	$0.3	$—

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$32.2	$34.1
Depreciation and amortization (attributable to noncontrolling interests)	(0.8)	(1.2)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.8	0.9
Depreciation and amortization (Kennedy Wilson's Share)	$32.2	$33.8

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for income taxes	$(11.5)	$(4.9)
Provision for income taxes (attributable to noncontrolling interests)	—	—
Provision for income taxes included in unconsolidated investments	—	—
Provision for income taxes (Kennedy Wilson's Share)	$(11.5)	$(4.9)

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share of Segment Amounts
(Unaudited, Dollars in millions)

	Three Months Ended,
	March 31,
	2026	2025
Interest, Depreciation, and Taxes included in income from unconsolidated investments (Kennedy Wilson's Share)
Kennedy Wilson's share of interest expense included in unconsolidated investments	32.8	32.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.8	0.9
Kennedy Wilson's share of provision for income taxes included in unconsolidated investments	—	—
Interest, Depreciation, and Taxes included in income from unconsolidated investments (Kennedy Wilson's Share)	$33.6	$33.0

Other segment items - consolidated
Fees eliminated in consolidation	(0.1)	(0.1)
Net loss (income) attributable to noncontrolling interests	0.1	(0.3)
Interest expense (attributable to noncontrolling interests)	(0.4)	(0.6)
Depreciation and amortization (attributable to noncontrolling interests)	(0.8)	(1.2)
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	—	—
Other segment items - consolidated	$(1.2)	$(2.2)

EBITDA adjustments (attributable to noncontrolling interests) (Kennedy Wilson's Share)
Net loss (income) attributable to noncontrolling interests	0.1	(0.3)
Interest expense (attributable to noncontrolling interests)	(0.4)	(0.6)
Depreciation and amortization (attributable to noncontrolling interests)	(0.8)	(1.2)
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	—	—
EBITDA adjustments (attributable to noncontrolling interests) (Kennedy Wilson's Share)	$(1.1)	$(2.1)

Total revenue
Total segment revenue	117.1	128.1
Other revenue	0.1	0.2
Total revenue	$117.2	$128.3

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Rental Revenues	$84.8	$84.8	$97.3	$97.3
Rental (Expenses)	—	(34.0)	—	(38.1)
Consolidated Total	84.8	50.8	97.3	59.2
Less: NCI adjustments (1)	(1.9)	(1.3)	(4.0)	(2.2)
Add: Unconsolidated investment adjustments (2)	44.0	31.7	43.1	30.8
Add: Above/below market rents	(0.1)	(0.1)	(0.1)	(0.1)
Less: Reimbursement of recoverable operating expenses	(7.7)	—	(9.9)	—
Less: Properties bought and sold (3)	(1.4)	0.3	(12.1)	(8.2)
Less: Other properties excluded (4)	(5.1)	(1.3)	(4.4)	(1.3)
Other Reconciling Items (5)	(0.8)	0.5	1.5	2.1
Same Property	$111.8	$80.6	$111.4	$80.3

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$25.6	$21.4	$26.3	$22.1
Multifamily Market Rate Portfolio - Same Property	65.1	45.2	64.8	45.2
Multifamily Affordable Portfolio - Same Property	21.1	14.0	20.3	13.0
Same Property	$111.8	$80.6	$111.4	$80.3
Straight-line rent adjustments (net)	(1.5)	(1.5)	0.2	0.2
Same Property (Excluding Straight-Line Rents)	$110.3	$79.1	$111.6	$80.5
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Same Property - Revenue(6)*
	For the Three Months Ended March 31,
	2026	2025
Total Revenue	117.2	128.3
Less: Investment management fees	(27.8)	(25.0)
Less: Loans	(4.5)	(5.8)
Less: Other	(0.1)	(0.2)
Less: NCI adjustments (1)	(1.9)	(4.0)
Add: Unconsolidated investment adjustments (2)	44.0	43.1
Add: Above/below market rents (6)	(0.1)	(0.1)
Less: Reimbursement of recoverable operating expenses	(7.7)	(9.9)
Less: Properties bought and sold (3)	(1.4)	(12.1)
Less: Other properties excluded (4)	(5.1)	(4.4)
Other Reconciling Items (5)	(0.8)	1.5
Same Property	$111.8	$111.4

	Same Property - Revenue(6)*
	For the Three Months Ended March 31,
Same Property (Reported)	2026	2025
Office - Same Property	$25.6	$26.3
Multifamily Market Rate Portfolio - Same Property	65.1	64.8
Multifamily Affordable Portfolio - Same Property	21.1	20.3
Same Property	$111.8	$111.4
Straight-line rent adjustments (net)	(1.5)	0.2
Same Property (Excluding Straight-Line Rents)	$110.3	$111.6
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and hotel revenue attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6)Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended March 31,
	2026	2026
Net Income	$24.5	$(29.6)
Less: Investment management fees	(27.8)	(25.0)
Less: Loans	(4.5)	(5.8)
Less: Other	(0.1)	(0.2)
Less: Total Income from unconsolidated investments	(58.5)	(11.4)
Less: Gain on sale of real estate, net	(5.5)	0.8
Add: Compensation and related	33.1	26.9
Add: Carried interests compensation	—	(2.7)
Add: General and administrative	10.4	10.4
Add: Depreciation and amortization	32.2	34.1
Add: Interest Expense	59.2	61.4
Add: Gain (loss) on early extinguishment of debt	0.3	—
Less: Other income (loss)	(1.0)	5.2
Add: Provision for income taxes	(11.5)	(4.9)
Less: NCI adjustments (1)	(1.3)	(2.2)
Add: Unconsolidated investment adjustments (2)	31.7	30.8
Add: Above/below market rents (6)	(0.1)	(0.1)
Less: Properties bought and sold (3)	0.3	(8.2)
Less: Other properties excluded (4)	(1.3)	(1.3)
Other Reconciling Items (5)	0.5	2.1
Same Property NOI (Net Effective)*	$80.6	$80.3

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended March 31,
Same Property (Reported)	2026	2025
Office - Same Property	$21.4	$22.1
Multifamily Market Rate Portfolio - Same Property	45.2	45.2
Multifamily Affordable Portfolio - Same Property	14.0	13.0
Same Property NOI (Net Effective)* (Reported)	$80.6	$80.3
Straight-line rent adjustments (net)	(1.5)	0.2
Same Property NOI (Excluding Straight-Line Rents)	$79.1	$80.5
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	Q1
	2026	2025
Investment management fees	$27.8	$25.0
Property services fees	0.1	0.2

Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	0.1	0.1
Carried interests included in unconsolidated investments	0.3	(8.2)
Adjusted Fees	$28.3	$17.1
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Baseline EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Baseline EBITDA*
	For the Three Months Ended March 31,
	2026	2025
Net Income	$24.5	$(29.6)
Less: Total Income from unconsolidated investments	(58.5)	(11.4)
Less: Gain (loss) on sale of real estate, net	(5.5)	0.8
Add: Share-based compensation	4.6	6.3
Add: Carried interests compensation	—	(2.7)
Add: Depreciation and amortization	32.2	34.1
Add: Interest expense	59.2	61.4
Add: Gain (loss) on early extinguishment of debt	0.3	—
Less: Other income (loss)	(1.0)	5.2
Add: Benefit from (provision for) income taxes	(11.5)	(4.9)
Less: Non-controlling interest (1)	(1.5)	(2.2)
Add: NOI from unconsolidated investments (KW Share) (2)	51.2	51.2
Add: Fees eliminated in consolidation (3)	0.1	0.1
Baseline EBITDA*	$94.1	$108.3

	Baseline EBITDA*
	For the Three Months Ended March 31,
	2026	2025
Total revenue	$117.2	$128.3
Less: Total Expenses	(109.7)	(106.8)
Consolidated total	7.5	21.5
Add: Share-based compensation	4.6	6.3
Add: Carried interests compensation	—	(2.7)
Add: Depreciation and amortization	32.2	34.1
Less: Non-controlling interest (1)	(1.5)	(2.2)
Add: NOI from unconsolidated investments (KW Share) (2)	51.2	51.2
Add: Fees eliminated in consolidation (3)	0.1	0.1
Baseline EBITDA*	$94.1	$108.3

(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Consolidated Multifamily Portfolio
As of March 31, 2026
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	Units	Occupancy (Asset Level)	Occupancy (KW Share)	Average Rent(1)	Estimated Annual NOI
Mountain West	20	5,564	94.2%	94.2%	$1,621	$76.6
Pacific Northwest	5	1,280	93.5	93.5	2,325	24.7
Southern California	2	696	96.3	96.3	2,650	15.1
Northern California	2	322	89.5	89.5	2,574	6.1
Total Multifamily	29	7,862	94.0%	94.1%	$1,870	$122.5
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.

Kennedy-Wilson Holdings, Inc.
Consolidated Office Portfolio
As of March 31, 2026
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Office	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Estimated Annual NOI
Southern California(2)	4	0.5	86.5%	86.5%	$51.3	$13.9
Northern California	1	0.2	76.2	76.2	41.8	4.9
Total Western U.S.	5	0.7	83.4%	83.4%	$48.7	$18.8
United Kingdom(3)	5	1.0	94.3	94.3	53.8	46.6
Ireland(3)(4)	4	0.4	88.3	88.3	45.7	17.3
Italy(3)	3	0.3	100.0	100.0	13.2	3.1
Total Europe(3)	12	1.7	93.6%	93.6%	$44.7	$67.0

Total Stabilized	17	2.4	90.4%	90.4%	$45.9	$85.8

Lease-up Assets	6	1.4	See page 25 for more information
Total	6	1.4

Total Office	23	3.8

(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2026 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.15 USD, and £1.00 = $1.32 USD related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.